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                                                                    EXHIBIT 4.03

                        AMENDMENT TO RESTATED AND AMENDED
                           INVESTORS' RIGHTS AGREEMENT

This Amendment is entered into as of August 1, 1996, by and among Excite, Inc., a California corporation (the "Company") and the other persons and entities whose names are set forth on the signature pages hereto. This Amendment is intended to amend that certain Restated and Amended Investors' Rights Agreement dated as of March 8, 1996 by and among the Company and the investors listed on the signature pages thereto (the "Rights Agreement").

                                    RECITALS

A. On March 8, 1996, the Company entered into the Rights Agreement with certain of its securities holders.

B. On August 1, 1996, Go Media, Inc., a Texas corporation ("Go Media"), merged with and into the Company (the "Merger") and pursuant to such Merger, the Company issued 15,000 shares of the Company's Common Stock to Julie Gomoll and Rachel Matthews in exchange for all of Go Media's outstanding stock.

C. In order to comply with the Merger Agreement, the Company and certain Investors (as defined in the Rights Agreement) desire to amend the Rights Agreement to provide for the inclusion of the Merger Shares as Registrable Securities (as defined in the Rights Agreement) thereunder for the purposes of piggyback registration rights.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company and the Investors hereby agree that the Rights Agreement shall be amended as follows:

         1. Section 2.1(b) and 2.1(d) of the Investors' Agreement shall be amended in their entirety as set forth below:

       "(b) Registrable Securities. The term "Registrable Securities" means: all the shares of Common Stock of the Company issued or issuable (i) upon conversion of any shares of Series A Stock issued under the Series A Agreement or under the Preferred Stock Purchase Warrant dated August 2, 1995 issued by the Company to Lighthouse Capital Partners, L.P., or (ii) upon conversion of any shares of Series B Stock issued under the Series B Agreement or under the Preferred Stock Purchase Warrant dated November 17, 1995 issued by the Company to Lighthouse Capital Partners, L.P., or (iii) upon conversion of any shares of Series C Stock issued under the Series C Agreement or (iv) upon exercise of those Common Stock Purchase Warrants dated November 6, 1995 issued by the Company under the Series B Agreement to those Investors indicated on Exhibit A (the "Common Stock Purchase Warrants") or (v) upon conversion of any shares of Series D Stock issued under the Series D Agreement or (vi) to Kevin Altis pursuant to the Asset Acquisition Agreement or upon exercise of that certain Stock Purchase Warrant issued to Kevin Altis pursuant to the Asset Acquisition Agreement or (vii) to Julie Gomoll or Rachel Matthews, as shareholders of Go Media, Inc., pursuant to that certain Agreement and Plan of Reorganization dated July 31, 1996, by and between the Company, Go Media, Inc. and Julie Gomoll (the "Merger Shares") or
(viii) to AOL Ventures, Inc. or Tribune Company or any other party pursuant to
Section 8 of the Series D Agreement (the "IPO Shares") or upon exercise of the
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Warrant issued by the Company to AOL Ventures, Inc. pursuant to the Series D
Agreement (the "AOL Warrant") in accordance with its terms (provided, however, that the shares of Common Stock issued or issuable upon exercise of the AOL Warrant shall not be considered "Registrable Securities" until the Exercise Commencement Date (as defined in the AOL Warrant)), that are now owned or may hereafter be acquired by any Investor or any Investor's permitted successors and assigns, excluding any securities previously sold to the public or held by a Holder (as defined below) whose securities set forth in subsections (i) through
(viii) herein may be sold in any three month period without registration under the Securities Act pursuant to Rule 144 of the Securities Act; provided, however, that notwithstanding anything to herein to the contrary, the Merger Shares shall not be Registrable Shares for purposes of Sections 2.2, 2.4 or 3."

       "(d) Holder. For purposes of this Section 2 and Sections 3 and 4 hereof, the term "Holder" means any person owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement; provided, however, that for purposes of this Agreement, a record holder of shares of Series A Stock or Series B Stock or Series C Stock or Series D Stock convertible into such Registrable Securities shall be deemed to be the Holder of such Registrable Securities; provided, further, that a holder of Merger Shares (as defined in Section 2.1(b)) shall not be a Holder with respect to such Merger Shares for purposes of Sections 2.2, 2.4 or 3; and provided, further, that the Company shall in no event be obligated to register shares of Series A Stock or Series B Stock or Series C Stock or Series D Stock or warrants therefor or for Common Stock, and that Holders of Registrable Securities will not be required to convert their shares of Series A Stock or Series B Stock or Series C Stock or Series D Stock into Common Stock in order to exercise the registration rights granted hereunder, until immediately before the closing of the offering to which the registration relates."

         2. All notices and other communications under the Rights Agreement shall be made to Julie Gomoll and Rachel Matthews at the addresses specified below and thereafter at such other address, notice of which is given in accordance with Section 6.1 of the Rights Agreement:

         Julie Gomoll
         1711 South Congress Avenue, Third Floor
         Austin, Texas 78704

         Rachel Matthews
         1711 South Congress Avenue, Third Floor
         Austin, Texas 78704

         3. The Rights Agreement as modified herein shall remain in full force and effect as so modified.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                                       EXCITE, INC.


                                                       By: /s/ George Bell
                                                          ----------------------
                                                          George Bell, President


INVESTORS:

INSTITUTIONAL VENTURE PARTNERS VI
By:      Its Managing General Partner
         Institutional Venture Management VI

By:      /s/ Geoffrey Y. Yang
   -----------------------------------------
         Geoffrey Y. Yang, General Partner


INSTITUTIONAL VENTURE MANAGEMENT VI

By:      /s/ Geoffrey Y. Yang
   -----------------------------------------
         Geoffrey Y. Yang, General Partner


IVP FOUNDERS FUND I, L.P.
By:      Its General Partner
         Institutional Venture Management VI

By:      /s/ Geoffrey Y. Yang
   -----------------------------------------
         Geoffrey Y. Yang, General Partner


KLEINER PERKINS CAUFIELD & BYERS VII

By:      /s/ Vinod Khosla
   -----------------------------------------
         Vinod Khosla, General Partner


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KPCB VII FOUNDERS FUND

By:      /s/ Vinod Khosla
   -----------------------------------------
         Vinod Khosla, General Partner


KPCB INFORMATION SCIENCES ZAIBATSU
FUND II
By:      Its General Partner
         KPCB VII Associates

By:      /s/ Vinod Khosla
   -----------------------------------------
         Vinod Khosla, General Partner


Agreed and Accepted:

JULIE GOMOLL

/s/ Julie Gomoll
--------------------------------------------

RACHEL MATTHEWS

/s/ Rachel Matthews
--------------------------------------------


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